ACCOUNTANT'S CONSENT

                                                             Exhibit 23.4

                     CONSENT OF BAIRD, KURTZ & DOBSON

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report respecting the financial statements of Tri-Star Industrial Supply, Inc., at and for the years ended September 30, 1996 and 1995, included in Industrial Distribution Group, Inc.'s Registration Statement on Form S-1 dated September 23, 1997 and to the references to our firm in such registration statement.



                                            /s/  Baird, Kurtz & Dobson
St. Louis, Missouri
December 8, 1997